SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                October 21, 1998




                           CHARTER ONE FINANCIAL, INC.
             (Exact name of Registrant as specified in its Charter)




         Delaware                  0-16311              34-1567092
     (State or other           (Commission File        (IRS Employer
      jurisdiction of               Number)            Identification
      incorporation)                                        No.)




                  1215 Superior Avenue, Cleveland, Ohio 44114
         --------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)





       Registrant's telephone number, including area code: (216) 566-5300

ITEM 5.           OTHER EXHIBITS

         Attached  as  Exhibit  99.1 is the  Registrant's  press  release  dated
         October 21, 1998 announcing earnings for the three and nine month periods ended September 30, 1998.


ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS

         (c)      The following exhibit is filed as part of this Report:

                  99.1     Press release dated October 21, 1998.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   CHARTER ONE FINANCIAL, INC.



Date: October 21, 1998             By:       /s/ Robert J. Vana
                                            -------------------
                                            Robert J. Vana
                                            Chief Corporate Counsel
                                             and Secretary

                                  EXHIBIT INDEX




Exhibit
Number            Description
-------           -----------


99.1              Press Release dated October 21, 1998.

INVESTOR CONTACT:          ELLEN BATKIE              (800) 262-6301
MEDIA CONTACT:             WILLIAM DUPUY             (216) 566-5311


            CHARTER ONE 3RD QUARTER EARNINGS PER SHARE UP 31% TO $.51


Highlights for the quarter ended 9/30/98:

o    Record net income of $68.7 million - $.51 per share

o    Return on equity - 18.42%, return on assets - 1.38%

o Net interest income up 9% from year ago quarter, end of period net yield at 2.97%

o    Top line revenue up 11% from year ago quarter

o    Retail banking revenue up 34% from year ago quarter

o    Efficiency ratio - 42.3% vs. 46.3% in year ago quarter

o Loan originations - $2.3 billion, including $931 million in energized assets

o    Nonperforming asset ratio - .40% of assets

o    Opened 47,100 new checking accounts


CLEVELAND, Ohio, October 21, 1998 -- Charter One Financial, Inc. (NASDAQ:COFI), the holding company of Charter One Bank, F.S.B., today reported record net income for the three months ended September 30, 1998 of $68.7 million, up 28% from $53.6 million reported for the third quarter of 1997. On a per share basis, third quarter 1998 earnings were $.51 per diluted share, up 31% from $.39 per diluted share in 1997. For the first nine months of 1998, net earnings were $200.6 million, or $1.46 per diluted share, compared with $160.4 million, or $1.19 per diluted share, for the first nine months of 1997. Prior period per share data have been restated for the 5% stock dividend paid September 30, 1998 and the 2-for-1 stock split paid May 20, 1998.

Annualized returns for the three months ended September 30, 1998 were 18.42% on average equity and 1.38% on average assets. These compared with returns of 16.12% on equity and 1.14% on assets for the third quarter of 1997.

"The third quarter represented another strong and consistent performance from both a financial and an operational standpoint," observed Charles John Koch, Charter One's Chairman and Chief Executive Officer. "We continue to profitably grow our consumer banking franchise which is contributing to a stable net interest margin. The consumer banking strategy is also responsible for the tremendous growth in retail banking revenue, accompanied by effective control of our credit and operating costs. We are entering the fourth quarter with a solid balance sheet profile, which will be enhanced following the mergers with CS Financial and ALBANK Financial."

Charter One 3rd Quarter Results

Net interest income - Net interest income increased $11.6 million, or 8.8%, over the third quarter of 1997. The net yield during the three-month period was 2.97%, up from 2.88% during the third quarter of 1997. These increases were accomplished notwithstanding a challenging interest rate environment as the Company continued to be successful in its efforts to better optimize the mix of earning assets and liabilities. For the nine month periods, net interest income was up 9.1% in 1998 over 1997.

Provision for loan and lease losses - The provision for loan and lease losses was $5.8 million in the third quarter of 1998, down from $16.3 million in the same period last year. In last year's third quarter, RCSB Financial increased its provision in response to a deterioration in consumer credit and repossession trends in the indirect auto portfolio. RCSB was merged into Charter One in October 1997 in a pooling of interests transaction.

Noninterest income - Noninterest income for the third quarter of 1998 totaled $45.8 million, up 28.9% from $35.6 million in the third quarter of 1997. The revenue growth was driven by a $6.1 million increase in retail banking fee revenue and a $3.7 million increase in gains resulting primarily from sales of securities created from a portion of the Company's fixed-rate loan portfolio. For the nine month periods, noninterest income was up 32.3% in 1998 over 1997.

Lending production - Loan and lease originations for the third quarter of 1998 totaled $2.3 billion, with 60% in residential loans and 40% in energized assets. Energized asset production principally consisted of retail consumer loans ($433 million) and indirect auto loans ($294 million). In the first nine months of 1998, Charter One originated $7.4 billion in loans and leases, exceeding the full year results for 1997 of $6.9 billion.

Lending portfolio and pipeline - The lending portfolio totaled $13.5 billion at September 30, 1998, up from $12.7 billion at the end of 1997. Adjusting for $1.8 billion in fixed-rate loans securitized since the beginning of the year, this was equivalent to an annualized growth rate of 27%. Energized assets represented 42% of the September 30 portfolio, compared with 34% at December 31, 1997. The principal components of the energized asset portfolio are consumer loans, auto loans, commercial real estate, and business loans and leases. Energized asset portfolio growth in the first nine months of 1998 has been significant: consumer loans up 54%, business loans and leases up 34%, and indirect auto loans up 22%.

At September 30, 1998, the total loan origination pipeline was $1.8 billion, of which $600 million was in energized assets. The $1.2 billion residential pipeline was predominately fixed rate and consisted of approximately 60% to fund new purchases and 40% to refinance existing loans. The one-year repricing gap was a positive 2.2% of assets at September 30, 1998.

Mortgage prepayment experience - Mortgage prepayments declined slightly in the third quarter of 1998. The annualized prepayment rate on the $5.2 billion single-family, fixed-rate retail portfolio approximated 15% during the quarter, while the rate on the $2.4 billion adjustable-rate portfolio approximated 35%. As of September 30, approximately 25% of the single-family portfolio carried prepayment penalties.

Credit quality - Credit quality remained strong during the quarter. Nonperforming assets (including troubled debt restructurings) totaled $78.7 million at September 30, 1998, resulting in a nonperforming asset ratio of .40% of total assets at the end of the quarter, compared to .38% at the end of 1997. Net charge-offs for the three months ended September 30, 1998 totaled $5.5 million, or .16% of average loans on an annualized basis. The end of period allowance for loan losses was $112.4 million.

Checking accounts - At September 30, 1998, the Company had a total of 594,300 checking accounts, up from 538,000 at December 31, 1997 for an annualized net growth rate of 14%. On a gross basis, the retail network opened a record 47,100 new checking accounts during the quarter.

Deposits - Deposit balances totaled $10.8 billion at September 30, 1998, up 6.2% year to date. The primary contributor to the increase was certificates of deposit, which can be largely attributed to improved account retention and cross-sell efforts.

Operating expenses - Administrative expenses totaled $79.0 million in the three months ended September 30, 1998 versus $77.4 million in the same period of 1997. This translated into an efficiency ratio of 42.3% for the 1998 third quarter, compared to 46.3% for the third quarter of 1997.

Asset/liability strategy and capital deployment - During the past 12 months, Charter One has consistently followed the strategy of optimizing its balance sheet by replacing single-family loans and investment securities with energized assets. Additionally, given the persistent flatness of the yield curve, Charter One has substantially increased its sale of excess fixed-rate mortgage loan production. As a result of these strategies, Charter One's equity to asset ratio was 7.6% at September 30, well in excess of its internal target of 6.5%.

The Company's capital position together with the current interest rate environment has provided it with significant opportunities to reprice and/or extend a portion of its liabilities. Accordingly, early in the fourth quarter, the Company replaced (through maturity and extinguishment) approximately $3.5 billion in borrowings, bearing a weighted average cost of 5.86%, with longer term borrowings that have a weighted average maturity of approximately 30 months. This activity, which will result in an after-tax extraordinary loss in the fourth quarter of 1998 of approximately $17 million, will reduce the cost of the $3.5 billion borrowing position by approximately 100 basis points.

On a similar front, on October 13, 1998, Charter One announced that it had tendered for all or a portion of its secured zero coupon bonds due February 2005. These bonds were issued in 1985 by First Federal of Michigan prior to its merger with Charter One. The issue had an accreted balance of $198 million, an original face value of $407 million, and an annual yield to maturity of 11.93%. As of October 20, 1998, bonds had been tendered with an original face balance of approximately $200 million, resulting in an after-tax extraordinary loss to be recognized in the fourth quarter of approximately $33 million. The tender offer has been extended to October 27, 1998.

Going forward, the above actions, together with the contractual maturity within one year of $5.2 billion in retail certificates of deposit (with a 5.67% cost of funds), will tend to mitigate potential margin compression caused by the downward pressure on asset yields in the current interest rate environment.

Merger update - On October 16, 1998, Charter One completed its previously announced acquisition of CS Financial, Inc., a $400 million institution headquartered in Cleveland, Ohio. As a result of the merger, which was accounted for as a pooling of interests, Charter One issued an additional 2,131,500 shares of its common stock. The transaction added eight branches to the Ohio network, five of which have been consolidated, resulting in a net increase of four branches. Charter One has already converted CS Financial's data processing operation, essentially completing all consolidation activity associated with this merger.

Separately, Charter One's pending acquisition of ALBANK Financial Corporation will be considered by the companies' respective shareholders at separate special meetings on November 13, 1998. Headquartered in Albany, New York, ALBANK has $4.1 billion in assets and $3.5 billion in deposits (bearing an average cost of approximately 4.00%), and operates with 109 branches throughout upstate New York, Vermont and Massachusetts. The merger, which is structured as a pooling of interests, would result in approximately 33 million additional Charter One common shares being issued. A closing is expected in the fourth quarter of 1998, with introduction of Charter One products set for the first half of 1999.

Charter One Bank has approximately $20 billion in total assets, making it one of the largest thrifts in the country. The Bank has more than 220 branch locations in Ohio, Michigan and western New York. Additionally, Charter One Mortgage Corporation, the Bank's mortgage banking subsidiary, operates 39 loan production offices across 13 states, and Charter One Auto Finance, the Bank's indirect auto finance subsidiary, generates loans in seven states.

The Company's press releases are available by telefax at no charge by calling PR Newswire Fax On Demand. To retrieve a specific press release, call: (800) 758-5804 and reference account 313075. Additional information may be found at
the Company's web site:   www.charterone.com.

                                   * * * * * *
Forward-Looking Information

There are a number of important factors which could cause future results to differ materially from historical performance. These include but are not limited to financial condition, operating efficiencies, revenue creation, lending origination, prepayment speeds, loan sale volumes, charge-offs and loan loss provisions. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, either nationally or in the states in which the Company does business, are less favorable than expected, resulting in, among other things, a deterioration in credit quality; (4) legislation or regulatory changes adversely affect the businesses in which the Company is engaged; (5) changes in business conditions and inflation; and (6) changes in the securities markets.


                  CHARTER ONE FINANCIAL, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (unaudited)


                                                            Three Months Ended              Nine Months Ended
                                                               September 30,                  September 30,
                                                        ---------------------------    ---------------------------
                                                            1998          1997             1998           1997
                                                            ----          ----             ----           ----
                                                              (Dollars in thousands, except per share data)


Interest income:
  Loans and leases..................................... $     268,083        232,901         787,971        660,656
  Mortgage-backed securities:
    Available for sale.................................        32,475         18,739          75,337         56,307
    Held to maturity...................................        55,366         82,570         188,866        262,600
  Investment securities available for sale.............           796          5,729          11,448         16,143
  Other interest-earning assets........................         7,483          7,091          24,519         19,101
                                                         ------------  -------------    ------------   ------------
       Total interest income...........................       364,203        347,030       1,088,141      1,014,807
                                                         ------------  -------------    ------------   ------------
Interest expense:
  Deposits.............................................       115,963        113,547         341,402        335,502
  FHLB advances........................................        74,184         58,516         219,929        159,492
  Other borrowings.....................................        31,814         44,286         100,421        129,046
                                                         ------------  -------------
       Total interest expense..........................       221,961        216,349         661,752        624,040
                                                         ------------  -------------    ------------   ------------
       Net interest income.............................       142,242        130,681         426,389        390,767
 Provision for loan and lease losses...................         5,780         16,342          15,935         25,967
                                                         ------------  -------------    ------------   ------------
       Net interest income after provision for loan
        and lease losses...............................       136,462        114,339         410,454        364,800
                                                         ------------  -------------    ------------   ------------
Other income:
  Mortgage banking.....................................        14,165         13,651          44,591         44,821
  Retail banking.......................................        23,906         17,824          66,089         47,946
  Leasing operations...................................         1,464          1,908           7,114          5,442
  Net gains (losses)...................................         5,661          1,982          14,035          2,599
  Other................................................           640            199           1,916            309
                                                         ------------  -------------    ------------   ------------
        Total other income.............................        45,836         35,564         133,745        101,117
                                                         ------------  -------------    ------------   ------------
Administrative expenses:
  Compensation and employee benefits...................        39,120         40,671         117,290        123,766
  Net occupancy and equipment..........................        12,679         13,184          37,935         38,648
  Federal deposit insurance premiums...................         1,197          1,345           3,730          4,041
  Amortization of goodwill.............................         1,791          1,362           5,373          4,086
  Other administrative expenses........................        24,210         20,879          78,525         61,905
                                                         ------------  -------------    ------------   ------------
        Total administrative expenses..................        78,997         77,441         242,853        232,446
                                                         ------------  -------------    ------------   ------------
  Income before income taxes...........................       103,301         72,462         301,346        233,471
  Income taxes.........................................        34,555         18,889         100,706         73,027
                                                         ------------  -------------    ------------   ------------
        Net income..................................... $      68,746         53,573         200,640        160,444
                                                         ============  =============    ============   ============

  Basic earnings per share............................. $         .52            .41            1.50           1.22
                                                         ============  =============    ============   ============

  Diluted earnings per share........................... $         .51            .39            1.46           1.19
                                                         ============  =============    ============   ============

  Average common shares(1).............................   132,966,320    132,084,519     133,926,283    131,677,035
                                                         ============  =============    ============   ============
  Average common and common equivalent shares
   outstanding -- assuming dilution(1).................   135,898,290    135,929,373     137,666,906    135,330,425
                                                         ============  =============    ============   ============

  Cash dividends declared per share(1)................. $         .13            .11             .39            .33
                                                         ============  =============    ============   ============


---------------------------

(1) Restated to reflect the 2-for-1 stock split issued on May 20, 1998 and the 5% stock dividend issued September 30, 1998.


                  CHARTER ONE FINANCIAL, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   (unaudited)



                                                                              September 30, 1998      December 31, 1997
                                                                              -----------------       ------------------
                                                                              (Dollars in thousands, except per share data)


                                     ASSETS
Cash and deposits with banks..................................................$     200,595             214,716
Federal funds sold and other..................................................       15,235              25,000
                                                                                -----------         -----------
     Total cash and cash equivalents..........................................      215,830             239,716
Investment securities available for sale, at fair value.......................       82,581             582,589
Mortgage-backed securities:
  Available for sale, at fair value...........................................    2,124,905           1,070,233
  Held to maturity (fair value of $3,103,099 and $4,273,605)..................    3,039,126           4,215,249
Loans and leases, net.........................................................   13,378,290          12,360,134
Loans held for sale...........................................................      155,088             341,671
FHLB stock....................................................................      285,375             366,647
Premises and equipment........................................................      160,103             158,500
Accrued interest receivable...................................................       99,621             110,181
Real estate and other collateral owned........................................       13,540              13,726
Loan servicing assets.........................................................       92,026              81,836
Goodwill......................................................................       84,937              90,471
Other assets..................................................................      110,217             129,312
                                                                                -----------         -----------
      Total assets............................................................$  19,841,639          19,760,265
                                                                                ===========         ===========

                                     LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Checking accounts...........................................................$   1,432,980           1,181,528
  Money market accounts.......................................................    1,781,174           1,799,709
  Savings accounts............................................................    1,095,546           1,155,093
  Certificates of deposit.....................................................    6,539,713           6,082,870
                                                                                -----------         -----------
      Total deposits..........................................................   10,849,413          10,219,200
FHLB advances.................................................................    5,187,809           5,370,503
Reverse repurchase agreements.................................................    1,695,062           2,096,524
Other borrowings..............................................................      242,823             229,798
Advance payments by borrowers for taxes and insurance.........................       50,811             138,379
Accrued interest payable......................................................       62,314              53,094
Accrued expenses and other liabilities........................................      249,974             275,878
                                                                                -----------         -----------
       Total liabilities......................................................   18,338,206          18,383,376
                                                                                -----------         -----------
Shareholders' equity:
  Preferred stock - $.01 par value per share; 20,000,000 shares
   authorized and unissued....................................................            -                   -
  Common stock - $.01 par value per share; 180,000,000 shares
   authorized; 132,541,371 and 129,915,210 shares issued(1)...................        1,325               1,299
  Additional paid-in capital(1)...............................................      774,901             706,155
  Retained earnings...........................................................      680,932             700,616
  Less zero and 2,217,536 shares of common stock held in treasury at cost(1)..            -             (45,441)
  Borrowings of employee investment and stock ownership plan..................       (1,734)             (2,349)
  Accumulated other comprehensive income......................................       48,009              16,609
                                                                                -----------         -----------
       Total shareholders' equity.............................................    1,503,433           1,376,889
                                                                                -----------         -----------
       Total liabilities and shareholders' equity.............................$  19,841,639          19,760,265

                                                                                ===========         ===========

---------------------------

(1)  Restated to reflect the 2-for-1 stock split issued on May 20, 1998.


                           CHARTER ONE FINANCIAL, INC.
                            SELECTED STATISTICAL DATA
                                   (unaudited)


                                                  September 30, 1998  December 31, 1997
                                                  -----------------   ------------------


End of period capitalization:
  Equity to assets................................        7.58%             6.97%
  Tangible equity to assets.......................        7.13              6.48
  Book value per share(1).........................      $11.34            $10.27
  Tangible book value per share(1)................       10.67              9.56

Miscellaneous end-of-period data:
  Number of employees (full-time equivalents).....       4,238             4,327
  Number of full-service branches.................         227               220
  Number of loan production offices...............          37                37
  Number of ATMs..................................         232               221


---------------------------

(1) Restated to reflect the 2-for-1 stock split issued May 20, 1998 and the 5% stock dividend issued September 30, 1998.




                                                         Three Months Ended        Nine Months Ended
                                                            September 30,             September 30,
                                                         -------------------        ------------------
                                                           1998       1997           1998       1997
                                                           ----       ----           ----       ----


Annualized returns:
    Return on average assets.........................      1.38%      1.14%          1.35%      1.17%
    Return on average equity.........................     18.42      16.12          18.35      16.49
    Average equity to average assets.................      7.50       7.09           7.35       7.07

Annualized operating ratios:
    Net interest income to administrative expenses...      1.80x      1.69x          1.76x      1.68x
    Administrative expenses to average assets........      1.59%      1.65%          1.63%      1.69%
    Efficiency ratio.................................     42.32      46.32          43.49      46.67


                             COMPOSITION OF DEPOSITS

                                                         September 30, 1998  December 31, 1997
                                                         -----------------   ------------------
                                                                  (Dollars in thousands)
                                                                             ----


Checking accounts:
  Interest-bearing.......................................  $     783,916        $    783,768
  Noninterest-bearing....................................        649,064             397,760
Money market accounts....................................      1,781,174           1,799,709
Savings accounts.........................................      1,095,546           1,155,093
Certificates of deposit:
  Retail:
    Six months or less...................................        703,176             797,002
    Greater than six months to one year..................      2,409,614           1,834,161
    Greater than one year to three years.................      2,590,020           2,505,717
    Other................................................        835,722             908,311
                                                            ------------         -----------
      Total retail.......................................      6,538,532           6,045,191
      Total brokered.....................................              -              36,243
                                                            ------------         -----------
        Total certificates of deposit....................      6,538,532           6,081,434
                                                            ------------         -----------
        Deposits.........................................     10,848,232          10,217,764
        Plus unamortized premium on deposits purchased...          1,181               1,436
                                                            ------------         -----------
          Total deposits.................................  $  10,849,413          10,219,200
                                                            ============         ===========



                                MARKET PRICE DATA



                                         3rd Qtr      2nd Qtr     1st Qtr     4th Qtr     3rd Qtr
                                          1998         1998        1998        1997        1997
                                         -------      -------     -------     -------     -------
Market price of common stock(1):
  High................................ $  34.17        34.89       32.44       30.48       27.90
  Low.................................    21.84        28.57       22.86       25.77       23.36
  Close...............................    24.88        32.09       31.88       30.06       26.82


---------------------------

(1) Restated to reflect the 2-for-1 stock split issued on May 20, 1998 and the 5% stock dividend issued September 30, 1998.


                           CHARTER ONE FINANCIAL, INC.
                     AVERAGE BALANCE SHEET, YIELDS AND COSTS
                                   (unaudited)


                                                             Three Months Ended             Nine Months Ended
                                                                September 30,                 September 30,
                                                          -------------------------     -------------------------
                                                             1998          1997            1998          1997
                                                             ----          ----            ----          ----
                                                                          (Dollars in thousands)


Average balance sheet data Interest-earning assets:
    Real estate loans................................... $  8,666,887     8,330,450       8,868,228     8,028,583
    Automobile loans....................................    1,876,826     1,418,808       1,761,207     1,255,529
    Retail consumer loans...............................    2,390,747     1,418,330       2,041,142     1,300,099
    Leases..............................................      603,087       324,020         537,338       293,045
    Corporate banking loans.............................      184,520       138,742         177,820       121,690
                                                          -----------  ------------     -----------  ------------
      Total loans and leases............................   13,722,067    11,630,350      13,385,735    10,998,946
    Mortgage-backed securities..........................    4,963,747     5,760,660       4,966,921     6,029,785
    Investment securities...............................       49,486       336,475         220,088       311,946
    Other interest-earning assets.......................      405,457       403,343         458,625       370,779
                                                          -----------  ------------     -----------  ------------
      Total interest-earning assets.....................   19,140,757    18,130,828      19,031,369    17,711,456
    Allowance for loan leases...........................     (111,164)      (93,557)       (112,007)      (93,100)
    Noninterest-earning assets (1)......................      876,790       718,581         908,777       724,600
                                                          -----------  ------------     -----------  ------------
         Total assets................................... $ 19,906,383    18,755,852      19,828,139    18,342,956
                                                          ===========  ============     ===========  ============
  Interest-bearing liabilities:
    Checking............................................ $  1,499,465     1,106,611       1,382,466     1,095,782
    Savings.............................................    1,115,405     1,314,789       1,131,601     1,333,792
    Money Market........................................    1,771,218     1,629,502       1,777,180     1,639,902
    Certificates of deposit.............................    6,486,179     6,069,176       6,361,964     6,060,907
                                                          -----------  ------------     -----------  ------------
       Total deposits...................................   10,872,267    10,120,078      10,653,211    10,130,383
    FHLB advances.......................................    5,240,515     3,985,902       5,200,188     3,655,711
    Other borrowings....................................    1,950,974     2,923,309       2,085,449     2,890,107
                                                          -----------  ------------     -----------  ------------
         Total interest-bearing liabilities.............   18,063,756    17,029,289      17,938,848    16,676,201
  Noninterest-bearing liabilities.......................      349,950       396,967         431,441       369,541
                                                          -----------  ------------     -----------  ------------
         Total liabilities..............................   18,413,706    17,426,256      18,370,289    17,045,742
  Shareholders' equity..................................    1,492,677     1,329,596       1,457,850     1,297,214
                                                          -----------  ------------     -----------  ------------
         Total liabilities and shareholders' equity..... $ 19,906,383    18,755,852      19,828,139    18,342,956
                                                          ===========  ============     ===========  ============

Yields and costs during period Weighted average yield:
    Real estate loans...................................         7.53%         7.74%           7.58%         7.80%
    Automobile loans....................................         9.07          9.04            9.01          8.97
    Retail consumer loans...............................         7.96          8.58            8.16          8.45
    Leases(2)...........................................         6.68          7.37            6.85          7.49
    Corporate banking loans.............................         9.27          8.79            9.27          8.91
      Total loans and leases............................         7.80          8.00            7.85          8.01
    Mortgage-backed securities..........................         7.08          7.03            7.09          7.05
    Investment securities...............................         6.44          6.81            6.94          6.90
    Other interest-earning assets.......................         7.22          6.88            7.05          6.79
        Total interest-earning assets...................         7.60          7.65            7.62          7.64
  Weighted average cost (3):
    Checking............................................          .77          1.16             .85          1.15
    Savings.............................................         2.17          2.35            2.19          2.37
    Money market........................................         3.25          3.49            3.26          3.50
    Certificates of deposit.............................         5.66          5.76            5.69          5.73
      Total deposits....................................         4.23          4.45            4.28          4.43
    FHLB advances.......................................         5.61          5.80            5.65          5.81
    Other borrowings....................................         6.41          5.86            6.36          5.90
         Total interest-bearing liabilities.............         4.87          5.02            4.92          4.99

  Interest rate spread..................................         2.73          2.63            2.70          2.65

  Net yield on interest-earning assets..................         2.97          2.88            2.99          2.94


---------------------------

(1)  Includes market-to-market adjustments on securities available for sale.
(2)  Excludes impact of related tax benefits.
(3) The costs of liabilities include the annualized effect of interest rate risk management instruments.

                           CHARTER ONE FINANCIAL, INC.
                        YIELDS AND COSTS AT END OF PERIOD
                                   (unaudited)

                                                            September 30, 1998   December 31, 1997
                                                            ------------------   ------------------
Yields and costs at end of period
  Weighted average yield:
    Real estate loans.....................................           7.52%            7.72%
    Automobile loans......................................           8.81             8.92
    Retail consumer loans.................................           7.98             8.40
    Leases(1).............................................           6.45             8.04
    Corporate banking loans...............................           9.15             8.86
      Total loans and leases..............................           7.76             8.00
    Mortgage-backed securities............................           7.02             7.20
    Investment securities.................................           8.02             6.67
    Other interest-earning assets.........................           7.14             7.29
        Total interest-earning assets.....................           7.55             7.73
  Weighted average cost (2):
    Checking..............................................            .68             1.02
    Savings...............................................           2.16             2.33
    Money market..........................................           3.14             3.31
    Certificates of deposit...............................           5.65             5.73
      Total deposits......................................           4.23             4.37
    FHLB advances.........................................           5.62             5.83
    Other borrowings......................................           6.45             6.38
         Total interest-bearing liabilities...............           4.87             5.07

  Interest rate spread....................................           2.68             2.66

  Net yield on interest-earning assets....................           2.97             2.96


------------------------------------

(1)  Excludes impact of related tax benefits.
(2) The costs of liabilities include the annualized effect of interest rate risk management instruments.


                           CHARTER ONE FINANCIAL, INC.
                            LOAN AND LEASE PORTFOLIO
                                   (unaudited)

                                                          September 30, 1998           December 31, 1997
                                                       ------------------------      ----------------------
                                                                        % of                         % of
                                                          Amount       Total           Amount       Total
                                                       ------------  ----------      -----------   --------
                                                                      (Dollars in thousands)


Loan and lease portfolio, net
  One-to-four family:
    Permanent:
      Fixed rate....................................  $   5,220,855    38.58%       $  5,281,533     41.59%
      Adjustable rate...............................      2,402,851    17.75           2,880,513     22.68
    Construction....................................        200,160     1.48             196,647      1.55
                                                       ------------  -------         -----------   -------
                                                          7,823,866    57.81           8,358,693     65.82
  Commercial real estate:
    Multifamily.....................................        199,149     1.47             265,360      2.09
    Other...........................................        352,318     2.61             325,646      2.56
                                                       ------------  -------         -----------   -------
                                                            551,467     4.08             591,006      4.65
  Consumer:
    Retail..........................................      2,473,559    18.28           1,606,128     12.64
    Automobile......................................      1,877,685    13.87           1,542,230     12.14
                                                       ------------  -------         -----------   -------
                                                          4,351,244    32.15           3,148,358     24.78
  Business:
    Leasing.........................................        622,486     4.60             437,227      3.44
    Corporate banking...............................        184,315     1.36             166,521      1.31
                                                       ------------  -------         -----------   -------
                                                            806,801     5.96             603,748      4.75
                                                       ------------  -------         -----------   -------
                                                      $  13,533,378   100.00%       $ 12,701,805    100.00%
                                                       ============  =======         ===========   =======

Portfolio of loans serviced for others..............  $   9,905,436                 $  9,084,871
                                                       ============                  ===========


                             LOAN AND LEASE ACTIVITY
                                   (unaudited)



                                                          Three Months Ended         Nine Months Ended
                                                             September 30,             September 30,
                                                       -------------------------  ------------------------
                                                          1998         1997          1998          1997
                                                          ----         ----          ----          ----
                                                                     (Dollars in thousands)

Originations:
  Real Estate:
    Permanent:
       One-to-four family...........................  $ 1,266,592    1,039,460     4,117,455     2,804,554
       Multifamily..................................        4,706        1,570        20,820        18,859
       Commercial...................................       44,893       15,816        77,198        53,907
                                                       ----------   ----------    ----------    ----------
          Total permanent loans.....................    1,316,191    1,056,846     4,215,473     2,877,320
                                                       ----------   ----------    ----------    ----------
    Construction:
       One-to-four family...........................      113,061      106,601       316,205       282,688
       Multifamily..................................       11,942        5,350        16,833         7,714
       Commercial...................................       15,433        5,630        24,191        15,225
                                                       ----------   ----------    ----------    ----------
          Total construction loans..................      140,436      117,581       357,229       305,627
                                                       ----------   ----------    ----------    ----------
             Total real estate loans originated.....    1,456,627    1,174,427     4,572,702     3,182,947
                                                       ----------   ----------    ----------    ----------
      Retail consumer...............................      433,410      237,266     1,480,930       665,471
      Automobile....................................      294,190      270,625       893,386       821,203
      Leases........................................       62,539       67,838       279,987       132,621
      Corporate banking.............................       63,743       55,436       156,620       159,029
                                                       ----------   ----------    ----------    ----------
         Total loans and leases originated..........    2,310,509    1,805,592     7,383,625     4,961,271
                                                       ----------   ----------    ----------    ----------
Loans purchased.....................................        2,708      295,318        18,857       295,318
Sales and principal reductions:
  Loans sold........................................      564,819      471,637     1,453,503     1,290,939
  Loans exchanged for MBS...........................      468,666            -     1,816,088             -
  Principal reductions..............................    1,073,016      765,120     3,367,334     1,980,300
                                                       ----------   ----------    ----------    ----------
          Total sales and principal reductions......    2,106,501    1,236,757     6,636,925     3,271,239
                                                       ----------   ----------    ----------    ----------
             Increase before net items..............   $  206,716      864,153       765,557     1,985,350
                                                       ==========   ==========    ==========    ==========


                           CHARTER ONE FINANCIAL, INC.
                  NONPERFORMING ASSETS AND ALLOWANCE FOR LOSSES
                                   (unaudited)

                                                                September 30, 1998   December 31, 1997
                                                                -----------------    ----------------
                                                                       (Dollars in thousands)


Nonperforming assets
  Nonperforming loans and leases:
    Nonaccrual loans and leases.................................   $   38,704             38,607
    Accruing loans and leases delinquent more than 90 days......       20,456             16,864
    Restructured real estate loans..............................        6,258              6,722
                                                                    ---------           --------
      Nonperforming loans and leases............................       65,418             62,193
    Foreclosed and repossessed assets...........................       13,249             13,414
                                                                    ---------           --------
        Nonperforming assets(1).................................   $   78,667             75,607
                                                                    =========           ========

Allowance for loans and lease losses............................   $  112,416            113,868

  Ratio of (excluding guaranteed nonperforming loans):
    Nonperforming loans and leases to total loans and leases....          .48%               .49%
    Nonperforming assets to total assets........................          .40                .38
    Allowance for loan and lease losses to:
      Nonperforming loans and leases............................       171.84             183.09
      Total loans and leases before allowance...................          .82                .89

---------------------------

(1) Nonperforming assets are reported net of $18.6 million of government guaranteed nonperforming loans as of September 30, 1998. There were no comparable nonperforming government loans at December 31, 1997.



                                                                  Three Months Ended       Nine Months Ended
                                                                    September 30,            September 30,
                                                                 --------------------     --------------------
                                                                   1998       1997          1998        1997
                                                                   ----       ----          ----        ----
                                                                           (Dollars in thousands)


Allowance for loan and lease losses
  Balance, beginning of period................................  $  112,142     92,924      113,868      94,112
  Provision for loan and lease losses.........................       5,780     16,342       15,935      25,967
  Adjustment to convert Rochester to a calendar year end......           -          -            -         650
  Loans and leases charged off:
    Mortgage..................................................      (1,224)    (3,075)      (2,833)     (6,917)
    Automobile................................................      (5,894)    (4,495)     (18,662)    (13,216)
    Retail consumer...........................................        (222)      (866)        (453)     (2,319)
    Leases....................................................           -          -            -           -
    Corporate banking.........................................         (71)         -          (71)        (42)
                                                                 ---------  ---------     --------    --------
       Total charge-offs......................................      (7,411)    (8,436)     (22,019)    (22,494)
                                                                 ---------  ---------     --------    --------
  Recoveries:
    Mortgage..................................................         367      3,115          642       3,560
    Automobile................................................       1,435      1,038        3,624       2,876
    Retail consumer...........................................         102        239          339         546
    Leases....................................................           -          -            -           -
    Corporate banking.........................................           1          1           27           6
                                                                 ---------  ---------     --------    --------
       Total recoveries.......................................       1,905      4,393        4,632       6,988
                                                                 ---------  ---------     --------    --------
          Net loan and lease charge-offs......................      (5,506)    (4,043)     (17,387)    (15,506)
                                                                 ---------  ---------     --------    --------
   Balance, end of period.....................................  $  112,416    105,223      112,416     105,223
                                                                 =========  =========     ========    ========

   Net charge-offs to average loans and leases (annualized)...         .16%       .14%         .17%        .19%
